UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024 (September 29, 2024)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807

(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	SATS	The Nasdaq Stock Market L.L.C.

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

333-31929
(Commission File Number)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Equity Purchase Agreement

On September 29, 2024, EchoStar Corporation, a Nevada corporation (the “Company”), and DIRECTV Holdings, LLC, a Delaware limited liability company (“Purchaser”), entered into an Equity Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser agreed to acquire from the Company all of the issued and outstanding equity interests of DISH DBS Corporation, a Colorado corporation (“DBS”), which operates the Company’s Pay-TV business (the “Business” and such acquisition of the Business the “DIRECTV Transaction”).

At the closing of the DIRECTV Transaction (the “DIRECTV Closing”), a subsidiary of the Company will sell and transfer to Purchaser all of the issued and outstanding equity interests of DBS in exchange for a total cash purchase price of $1.00 plus the assumption of net debt of DBS and its subsidiaries that is outstanding as of the DIRECTV Closing. Upon the completion of such transactions, DBS will become a direct and wholly-owned subsidiary of Purchaser.

Prior to the DIRECTV Closing, Purchaser intends to (i) consummate a pre-closing reorganization following which, among other things, DBS will hold all of the properties, rights assets and liabilities primarily related to the Business, except for certain excluded assets and excluded liabilities (“Pre-Closing Reorganization”), and (ii) undertake a series of transactions pursuant to which certain subsidiaries of the Company will undergo internal reorganizations (“Pre-Closing Restructuring”). The foregoing description of the Pre-Closing Reorganization and Pre-Closing Restructuring is not complete and is qualified in its entirety by reference to the Reorganization Plan, the Initial Restructuring steps plan and the Subsequent Restructuring steps plan, which are included as Exhibits A-3, A-2 and A-1, respectively, to the Purchase Agreement filed as Exhibit 2.1 to this Form 8-K and are incorporated herein by reference.

During the period between signing and the DIRECTV Closing, DBS and its subsidiaries are not permitted to declare or pay dividends or otherwise cause or permit any leakage (which includes, among other things, cash payments and certain other value transfers by DBS and its subsidiaries, on the one hand, to the Company or certain other related persons, on the other hand), other than (i) certain permitted cash transfers prior to September 30, 2025 in an aggregate amount not to exceed the permitted cash transfer cap set forth in the Purchase Agreement, and (ii) certain permitted tax sharing payments, in each case, on terms and conditions as set forth in the Purchase Agreement. The permitted cash transfer cap (the “Permitted Cash Transfer Cap”) is initially equal to $1,520 million and is subject to certain adjustments set forth in the Purchase Agreement, including transaction expenses and certain accrued interest adjustments and adjustments tied to certain key performance indicators.

The Purchase Agreement contains a minimum closing cash condition in favor of Purchaser that requires that at the DIRECTV Closing, DBS together with its subsidiaries have an aggregate amount of at least $400 million of cash, subject to certain upward adjustments of such $400 million amount (the “Minimum Cash Amount”), including:

o	an adjustment equal to the sum of various KPI adjustments provided for in the Purchase Agreement (to the extent such sum is greater than zero), including adjustments relating to: (a) days sales outstanding, (b) trade accounts payable and other accrued expenses days payable outstanding, (c) accrued programming days payable outstanding (d) deferred revenue, (e) satellite video subscribers, (f) new subscriber acquisition marketing spend, (g) capital expenditures, (h) call center services spend, (i) new customer gift cards and (j) existing customer retention credits (in each case determined in accordance with the principles and definitions set forth in the Purchase Agreement);

o	an adjustment for transaction expenses and customary costs of the Company and its subsidiaries (determined in accordance with the principles and set forth in the Purchase Agreement); and

o	an adjustment arising from any breach of certain interim operating covenants.

Additionally, DBS together with its subsidiaries must maintain 1/3 of the Minimum Cash Amount as of January 31, 2025, 2/3 of the Minimum Cash Amount as of February 28, 2025, and the full Minimum Cash Amount from and after March 31, 2025.

If, at the DIRECTV Closing, EchoStar has not caused DBS and its subsidiaries to make permitted cash transfers in an aggregate amount equal to the Permitted Cash Transfer Cap, then Purchaser is required to pay the amount of the resulting shortfall (the “Permitted Cash Transfer Shortfall”) to the Company in installments over a 90-day period as set forth in the Purchase Agreement, unless the Permitted Cash Transfer Shortfall is $100 million or less, in which case the entire amount shall be paid within 30 days of the DIRECTV Closing; provided that if the DIRECTV Closing occurs prior to September 30, 2025 then the amount of the Permitted Cash Transfer Shortfall will be reduced by certain tax sharing payments.

The closing cash of DBS and its subsidiaries will be allocated in the following order and priority:

•	first, an amount equal to the Minimum Cash Amount will remain with DBS and its subsidiaries;

•	second, an amount equal to (i) the Permitted Cash Transfer Cap less (ii) the aggregate amount of permitted cash transfers that have occurred from signing to (and including) September 30, 2025 in accordance with the terms and conditions of the Purchase Agreement (not including cash generated by DBS and its subsidiaries after September 30, 2025 (“Post-9/30/25 Closing Cash”)) will be paid by DBS to the Company at DIRECTV Closing;

•	third, to the extent available, the next $200 million will remain with DBS and its subsidiaries; and

•	fourth, to the extent available, (i) of any remaining closing cash (not including any Post-9/30/25 Cash) 50% will remain with DBS and its subsidiaries and 50% will be paid by DBS to the Company at the DIRECTV Closing and (ii) all Post-9/30/25 Closing Cash will remain with DBS and its subsidiaries.

The Purchase Agreement provides that completion of the DIRECTV Transaction is subject to the satisfaction or waiver of customary closing conditions, including (a) no applicable law, judgment or injunction enacted, enforced or issued by any governmental entity with competent jurisdiction over the Company and Purchaser with respect to the DIRECTV Transaction will be in effect that enjoins or otherwise makes illegal the consummation of the DIRECTV Transaction, (b) filings and clearances under the Hart-Scott-Rodino Antitrust Improvements Act and (c) the receipt of any required consents or approvals from the Federal Communications Commission.

The Purchase Agreement also provides that completion of the DIRECTV Transaction is subject to the satisfaction or waiver of closing conditions solely in favor of Purchaser, including (a) evidence reasonably satisfactory to Purchaser that the aggregate amount of closing cash of DBS and its subsidiaries at the DIRECTV Closing will be at least equal to the Minimum Cash Amount (as further described above), (b) the Pre-Closing Reorganization and the Pre-Closing Restructuring will each have been completed in accordance with the reorganization plan and restructuring steps set forth in the Purchase Agreement, in all but de minimis respects, and (c) the Exchange Offer (as defined below) will have been completed no later than an agreed upon date in accordance with the exchange offer memorandum and conditions of the exchange offer (including the satisfaction of the acquisition consent threshold conditions set forth therein).

The Purchase Agreement contains a post-closing adjustment mechanism with respect to the calculation of closing cash, closing transaction expenses and the components of the Minimum Cash Amount.

The Purchase Agreement provides for specified termination rights. Among other customary termination rights, Purchaser or the Company have the right to terminate the Purchase Agreement if the DIRECTV Transaction is not consummated within 15 months of the date of the Purchase Agreement, subject to up to two three-month extensions if necessary to allow the completion of obtaining the required regulatory approvals. The first three-month extension may be at either Purchaser’s or the Company’s election and the second three-month extension would be at Purchaser’s sole discretion and election.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the DIRECTV Transaction. Between the date of the Purchase Agreement and the completion of the DIRECTV Transaction, subject to certain exceptions, the Company has agreed to use commercially reasonable efforts to (a) operate the Business in the ordinary course consistent with the obligations of the Company and DBS to use commercially reasonable efforts to meet certain key performance metrics targets, and (b) preserve substantially intact the business organizations, operations and goodwill of the Business and maintain the present relationships of the Business with government entities and third parties.

The Purchase Agreement also provides for Purchaser and the Company to indemnify one another in certain circumstances, subject to the terms and conditions set forth in the Purchase Agreement, including (i) indemnification by Purchaser of the Company for losses resulting from the Business or liabilities assumed by Purchaser with the Business, (ii) indemnification by the Company of Purchaser for losses related to the Company’s retained business or liabilities retained by the Company.

The Company and Purchaser are expected to enter into a transitional services agreement at the DIRECTV Closing pursuant to which (a) the Company will provide DBS with certain transitional services in support of the Business, and (b) DBS will provide the Company with certain reverse transitional services in support of the Company’s retained business.

At the DIRECTV Closing, DBS and the Company will enter into a Transitional Trademark License Agreement whereby DBS will grant the Company a limited transitional license to use the DISH trademarks and beacon logo solely in connection with the Company’s retained business as of the DIRECTV Closing for a limited wind-down period of 12 months. Following such term, the Company will no longer have the right to use the DISH and beacon trademarks (subject to non-trademark use exceptions, such as archival or internal records purposes).

At the DIRECTV Closing, DBS and the Company will enter into an Intellectual Property License Agreement whereby DBS will grant the Company a license to certain patents and certain know-how included in the transferred assets for use in connection with the Company and its Affiliates’ continued business, and the Company will grant DBS and its Affiliates a license to certain patents and know-how included in the excluded assets, including certain patents directed to adaptive bit rate technology (the “ABR Patents”) described therein for use in connection with DBS and its Affiliates’ continued business. The licenses granted under the Intellectual Property License Agreement are non-exclusive and perpetual. Additionally, pursuant to the Intellectual Property License Agreement, the Company will pay 15% of all net profits received by the Company from any settlements, court orders or awards in respect of the ABR Patents, and 15% of gross profits received by the Company from proceeds from a sale of the ABR Patents following the signing of the Purchase Agreement. Finally, at the DIRECTV Closing, DIRECTV and the Company will enter into a Blockbuster License Agreement whereby the Company will grant DIRECTV a three-year license to certain Blockbuster trademarks and domain names in connection with the streaming business and DIRECTV’s video content distribution platforms.

The representations and warranties of the Company and Purchaser contained in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to Purchaser in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by any other parties, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, (e) have been included in the Purchase Agreement for the purpose of allocating risk between the Company and Purchaser rather than establishing matters as facts and (f) will not survive consummation of the DIRECTV Transaction, except with respect to certain representations and warranties of the Company, which shall survive in accordance with the terms in the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide information regarding the terms of the Purchase Agreement, and not to provide any other factual information regarding the Company or Purchaser or their respective subsidiaries, affiliates or businesses. Third parties should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Purchaser or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. A copy of the press release announcing the DIRECTV Transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Exchange Offers

DBS commenced offers to exchange (the “Exchange Offers”) any and all of its (a) 5.25% Senior Secured Notes due 2026 (the “Outstanding 2026 DBS Secured Notes”) for an equal principal amount of its new 5.25% First Lien Notes due 2026 (the “New 2026 DBS First Lien Notes”), (b) 5.75% Senior Secured Notes due 2028 (the “Outstanding 2028 DBS Secured Notes”) for an equal principal amount of its new 5.75% First Lien Notes due 2028 (the “New 2028 DBS First Lien Notes”), (c) 7.75% Senior Notes due 2026 (the “Outstanding 2026 DBS Notes”) for an equal principal amount of its new 7.75% Second Lien Notes due 2026 (the “New 2026 DBS Second Lien Notes”), (d) 7.375% Senior Notes due 2028 (the “Outstanding  2028 DBS Notes”) for an equal principal amount of its new 7.375% Second Lien Notes due 2028 (the “New 2028 DBS Second Lien Notes”) and (e) 5.125% Senior Notes due 2029 (the “Outstanding 2029 DBS Notes” and, together with the Outstanding 2026 DBS Secured Notes, the Outstanding 2028 DBS Secured Notes, the Outstanding 2026 DBS Notes and the Outstanding 2028 DBS Notes, the “Outstanding Notes”) for an equal principal amount of its new 5.125% Second Lien Notes due 2029 (the “New 2029 DBS Second Lien Notes” and, together with the New 2026 DBS First Lien Notes, the New 2028 DBS First Lien Notes, the New 2026 DBS Second Lien Notes and the New 2028 DBS Second Lien Notes, the “New DBS Notes”), in each case, pursuant to the terms described in a confidential exchange offering memorandum and consent solicitation statement, dated September 30, 2024. A copy of the press release announcing the Exchange Offers is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Credit Agreement and Amended and Restated Limited Liability Company Agreement of DISH DBS Issuer LLC

On September 29, 2024 (the “Financing Closing Date”), DISH DBS Issuer LLC, a Delaware limited liability company (the “SubscriberCo”), entered into an amended and restated limited liability company agreement (the “SubscriberCo LLCA”), pursuant to which, among other things, SubscriberCo issued to certain investors (the “Preferred Members”) redeemable preferred equity interests (the “Preferred Membership Interests”) with an aggregate liquidation preference of $200 million (the “Equity Investment”). The Preferred Membership Interests have a preferential cumulative return that accumulates daily in arrears at a rate of (a) from (and including) the Financing Closing Date and until (but excluding) the date that is 12 months thereafter, 13.25% per annum and (b) from (and including) the date that is 12 months after the Financing Closing Date and until June 30, 2029 (or the first business day thereafter) (the “Maturity Date”), 13.75% per annum, payable in cash monthly and a liquidation preference equal to the issue price plus all accrued and unpaid dividends. Following the Equity Investment, the Preferred Members will have the right (subject in the case of certain Preferred Members to the receipt of certain regulatory approvals) to appoint three out of the five managers of the board of managers of SubscriberCo. The Preferred Members (or the managers appointed by the Preferred Members, as applicable) will also have certain negative consent rights with respect to SubscriberCo. The Preferred Membership Interests are redeemable at SubscriberCo’s option prior to the Preferred Maturity Date at a premium as described in the SubscriberCo LLCA. Upon the Preferred Maturity Date, SubscriberCo is required to redeem all of the Preferred Membership Interests issued and outstanding at such time, and upon payment in full of the aggregate liquidation preference, all rights of the Preferred Members will terminate.

On the Financing Closing Date, SubscriberCo, Alter Domus (US) LLC, as administrative agent, and the lenders party thereto, entered into a Loan and Security Agreement (together with all the exhibits, annexes and schedules thereto, the “Loan and Security Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, the lenders agreed to extend credit to SubscriberCo in an aggregate principal amount of up to $2.3 billion secured by the assets of SubscriberCo, which includes approximately 3 million DISH TV subscribers and their related subscription and equipment agreements (such transactions, the “Financing”). The Financing will be in the form of term loans consisting of the following: (i) initial term loans in an aggregate principal amount of $1.8 billion issued on the Financing Closing Date (the “Initial Term Loans”), (ii) incremental term loans in an aggregate principal amount of up to $500 million issued on or after the Financing Closing Date (the “Financing Closing Date Incremental Term Loans”) and (iii) an additional amount of incremental term loans (the “Roll-up Incremental Term Loans” and, together with the Initial Term Loans and the Financing Closing Date Incremental Term Loans, the “Term Loans”). The Initial Term Loans and the Roll-up Incremental Term Loans will mature on the Maturity Date and the Financing Closing Date Incremental Term Loans will mature on September 30, 2025. The interest rate with respect to the Initial Term Loans is (i) from (and including) the Financing Closing Date and until (but excluding) the date that is twelve months thereafter, 10.75% per annum and (ii) from (and including) the date that is twelve months after the Financing Closing Date and until the Maturity Date, 11.25% per annum. The interest rate with respect to the Roll-up Incremental Term Loans is (i) from (and including) the Financing Closing Date and until (but excluding) the date that is twelve months thereafter, 11.00% per annum and (ii) from (and including) the date that is twelve months after the Financing Closing Date and until the Maturity Date, 11.50% per annum. The interest rate with respect to The Financing Closing Date Incremental Term Loans is 11.00% per annum. The Roll-up Incremental Term Loans may be incurred from time to time, subject to SubscriberCo’s prior approval and pro forma compliance with a leverage ratio set forth in the Loan and Security Agreement (which may be achieved by purchases of additional subscribers from time to time), in exchange for Outstanding 2026 DBS Secured Notes, Outstanding 2026 DBS Notes, Outstanding 2028 DBS Secured Notes, Outstanding 2028 DBS Notes and Outstanding 2029 DBS Notes in an aggregate principal amount equal to (i) the price at which certain lenders acquire such notes plus (ii)(A) in the case of Outstanding 2028 DBS Notes and Outstanding 2029 DBS Notes, 15% of the difference between the aggregate principal amount of such notes and the purchase price thereof, or (B) in the case of Outstanding 2026 DBS Notes, Outstanding 2026 DBS Secured Notes and Outstanding 2028 DBS Secured Notes, 20% of the difference between the aggregate principal amount of such notes and the purchase price thereof.

A portion of initial proceeds from the Term Loans and Preferred Membership Interests on the Financing Closing Date (net of upfront fees) is required to be used for the redemption, repayment or repurchase of all of the principal balance outstanding on DBS’s 5.875% senior notes due November 15, 2024.

The Loan and Security Agreement also contains certain customary representations, warranties and other agreements by the parties thereto.

The foregoing description of the SubscriberCo LLCA is not complete and is qualified in its entirety by reference to the SubscriberCo LLCA. The foregoing description of the Loan and Security Agreement is not complete and is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Transaction Support Agreement and Commitment Agreement with Certain Holders of DISH Network Corporation Convertible Notes

On September 30, 2024, the Company and certain of its direct and indirect subsidiaries entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”) with certain eligible holders of the aggregate principal amount outstanding of its subsidiary DISH Network Corporation’s, a Nevada corporation, (“DISH”) 0% convertible notes due 2025 (the “2025 Notes”) and DISH’s 3.375% convertible notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “DISH Convertible Notes”), collectively representing over 85% of the aggregate principal amount outstanding of the DISH Convertible Notes (such eligible holders, the “Ad Hoc Groups” and, together with the Company and its subsidiaries party thereto, the “TSA Parties”). Pursuant to the Transaction Support Agreement, subject to the terms and conditions set forth therein, the Company has agreed to conduct exchange offers to all holders of DISH Convertible Notes (the “DISH Convertible Notes Exchange Offers”), and the TSA Parties have agreed to tender their respective DISH Convertible Notes in the DISH Convertible Notes Exchange Offers.

In the DISH Convertible Notes Exchange Offers, holders will have the right to exchange the DISH Convertible Notes for (a) up to approximately $2.4 billion aggregate principal amount of 6.75% senior secured notes due 2030 to be issued by the Company (the “Exchange Non-Convertible Notes”) and (b) up to approximately $1.98 billion of 3.875% senior secured convertible notes due 2030 to be issued by the Company (the “Exchange Convertible Notes” and, together with the Exchange Non-Convertible Notes, the “Exchange Notes”), with interest on the Exchange Notes for the first two years payable in kind.

The TSA Parties have also agreed, among other things, to:

•	support the DISH Transactions (as defined below) subject to milestone set forth in in the Transaction Support Agreement;

•	not, directly or indirectly, object to, delay, impede or take (or cause any other person or entity to take) any action to interfere with the approval, confirmation, acceptance, implementation or consummation of the DISH Transactions; and

•	use commercially reasonable and good faith efforts to pursue, support, implement, confirm, and consummate the DISH Transactions in accordance with the Transaction Support Agreement and to take all actions contemplated thereby and as reasonably necessary to support and achieve consummation of the DISH Transactions.

Concurrently with execution of the Transaction Support Agreement, the Company entered into a commitment agreement (the “Commitment Agreement”) with certain TSA Parties (the “Commitment Parties”) whereby the Commitment Parties agreed to commit to purchase and/or backstop, as applicable, the purchase by certain members of the Ad Hoc Groups an aggregate of $5.1 billion of the Company’s 10.750% senior secured notes due 2029 (the “New Money Notes”) (such purchase, together with the DISH Convertible Notes Exchange Offers, the “DISH Transactions”). The Company will pay aggregate commitment and/or backstop premiums equal to 3.0% of the New Money Notes in kind at the closing of the DISH Transactions. The net proceeds of the New Money Notes will be used by the Company for the buildout of its network and related infrastructure and for general corporate purposes permitted under the indenture governing the New Money Notes. The Commitment Agreement also contains customary indemnification in favor of the Commitment Parties. One of the Commitment Parties is a related party of Charles W. Ergen, the Company’s chairman. Such party agreed to commit to purchase and/or backstop an aggregate of $100 million of the New Money Notes, and such Commitment Agreement was unanimously approved by the Audit Committee of the Company’s Board of Directors.

The Exchange Notes and the New Money Notes will be secured by (a) first priority liens on the FCC licenses with respect to AWS-3 spectrum and AWS-4 spectrum (the “Pledged Licenses”) held by certain subsidiaries of the Company that hold any Pledged Licenses (each, a “Spectrum Assets Guarantor”) and (b) a first priority lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (the “Pledged Securities” and, together with the Pledged Licenses, the “Collateral”). For the avoidance of doubt, Collateral includes Band 66 and 70 of AWS-3 and AWS-4 spectrum. H Block, 700 MHz licenses and CBRS licenses are excluded from the Collateral.

The Transaction Support Agreement may be terminated by the parties thereto upon certain events, including if (i) the DISH Transactions have not closed by December 31, 2024, as such date may be extended in accordance with the terms of the Transaction Support Agreement; (ii) the Exchange Notes are not issued pursuant to the DISH Convertible Notes Exchange Offers and/or the New Money Notes are not issued pursuant to the Commitment Agreement; or (iii) the Company fails to deposit with the trustee for the DBS’ senior notes due 2024 funds sufficient to repay such notes at maturity. The Commitment Agreement may be terminated by the parties thereto upon certain events, including if the issuance of the New Money Notes has not been completed by December 31, 2024, as such date may be extended in accordance with the terms of the Commitment Agreement, or if the Transaction Support Agreement is terminated.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of any DISH Transaction pursuant to the Transaction Support Agreement is subject to, and conditioned upon, closing of all of the other DISH Transactions as well as tenders from 90% of holders of each of the DISH Convertible Notes in the DISH Convertible Notes Exchange Offers, as well as other customary conditions.

The representations, warranties and covenants of each party set forth in the Transaction Support Agreement and the Commitment Agreement have been made only for purposes of, and were and are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties thereto, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the Transaction Support Agreement or the Commitment Agreement, as applicable, or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Support Agreement or the Commitment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Transaction Support Agreement and the Commitment Agreement has been included with this filing only to provide investors with information regarding the terms of the Transaction Support Agreement and the Commitment Agreement, and not to provide investors with any other factual information regarding the parties thereto, their respective affiliates or their respective businesses.

The foregoing description of the Transaction Support Agreement and the Commitment Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement and the Commitment Agreement, copies of which is attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Subscription Agreements

On September 30, 2024, the Company entered into subscription agreements with certain accredited investors and CONX Corp., a Nevada corporation (“CONX”) indirectly controlled by Charles W. Ergen, the Company’s chairman (the “PIPE Investors” and the subscription agreements, the “Subscription Agreements”), pursuant to which the PIPE Investors have agreed, subject to the terms and conditions set forth therein, to purchase from the Company an aggregate of 14.265 million shares (the “PIPE Shares”) of the Company’s Class A common stock, par value $0.01 per share, at a purchase price of $28.04 per share, for an aggregate cash purchase price of approximately $400 (such investment, the “PIPE Investment”). The portion of the PIPE Investment represented by the CONX Subscription Agreement represents an agreement to purchase from the Company an aggregate of 1.551 million shares of the Company’s Class A common stock for an aggregate cash purchase price of approximately $43.5 million. The CONX Subscription Agreement was unanimously approved by the Audit Committee of the Company’s Board of Directors. The PIPE Investment is conditioned on and expected to close concurrently with the closing of the DISH Transactions, subject to the terms and conditions set forth in the Subscription Agreements.

The Subscription Agreements contain customary representations and warranties of the Company and the PIPE Investors, customary conditions to closing, as well as customary indemnification obligations. Pursuant to the Subscription Agreements, the Company has agreed to register the resale of the PIPE Shares and is required to prepare and file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on the closing date of the PIPE Investment.

The foregoing description of the PIPE Investment does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of the Subscription Agreement, a copy of which is filed as Exhibit 10.4 hereto and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The PIPE Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the PIPE Investors. The PIPE Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the PIPE Shares described herein.

Item 7.01	Regulation FD Disclosure.

On September 30, 2024, the Company issued a joint press release with DIRECTV announcing the DIRECTV Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On September 30, 2024, the Company issued a press release announcing the Exchange Offers, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein reference.

A copy of the press release announcing the DISH Transactions described above is attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated hereby reference.

On September 30, 2024, the Company issued an investor presentation in connection with the announcement of the transactions described in this Current Report on Form 8-K. A copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.4 and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4, is being furnished and shall not be deemed “filed” with the SEC or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

2.1	Equity Purchase Agreement, dated September 29, 2024, by and between EchoStar Corporation and DirecTV Holdings, LLC.
10.1	Loan and Security Agreement, dated September 29, 2024, by and among DISH DBS Issuer LLC, as borrower, Alter Domus (US) LLC, as administrative agent, and the lenders party thereto.
10.2	Transaction Support Agreement, dated September 30, 2024, by and among EchoStar Corporation, DISH Network Corporation, and certain of their direct and indirect subsidiaries party thereto, and each Ad Hoc Group party thereto.
10.3	Commitment Agreement, dated September 30, 2024, by and among EchoStar Corporation and the each Commitment Party thereto.
10.4	Form of Subscription Agreement.
99.1	Press Release of EchoStar Corporation announcing the DIRECTV Transaction.
99.2	Press Release of EchoStar Corporation announcing the DBS Exchange Offers.
99.3	Press Release of EchoStar Corporation announcing the DISH Transactions.
99.4	Investor Presentation of EchoStar Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond EchoStar’s and Purchaser’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the factors discussed under the section entitled “Risk Factors” of EchoStar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC. EchoStar undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. These factors include, without limitation: the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, the Transaction Support Agreement, the Commitment Agreement or the Subscription Agreements; the effect of the announcement of the proposed transaction on the ability of EchoStar and Purchaser to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction; EchoStar’s and Purchaser’s ability to achieve the anticipated benefits from the proposed transaction; other risks related to the completion of the proposed transaction and actions related thereto; risk factors related to the current economic and business environment; significant transaction costs and/or unknown liabilities; risk factors related to pandemics or other health crises; risk factors related to funding strategies and capital structure; and risk factors related to the market price for EchoStar’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

September 30, 2024	By:	/s/ Dean A. Manson
Dean A. Manson
Chief Legal Officer and Secretary